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             AMENDMENT AND TERMINATION OF EMPLOYMENT CONTRACT

 THIS AMENDMENT AND TERMINATION OF EMPLOYMENT CONTRACT (hereafter, the "Amendment") is made this 31 day of December, 1997, between AEROSOL SERVICES COMPANY, INC. (hereafter, the "Company") and HOWARD C. LIM (hereafter, "Employee").

 WHEREAS, the Company and Employee have previously entered into an Employment Agreement (hereafter, the "Agreement") dated February 14, 1994,

 NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, acknowledged by both parties to be sufficient, the parties agree as follows:

 1. Employee's employment with the Company will terminate (the "Termination Date") as of the close of business on the later of (i) December 31, 1997 and (ii) the closing of OSG's acquisition of Kolmar Laboratories, Inc., at which time Employee agrees to an early termination and will no longer serve in the capacity of Executive Vice President of the Company. Company will provide Employee his current office until forty-five (45) days after the Termination Date.

 2. Notwithstanding the provisions of paragraph 1, Employee will continue to serve as a member of the Board of Directors of Company and its Parent, Outsourcing Services Group, Inc. ("OSG"), and for periods after February 14, 1999 will receive payment for serving as a director in the amount of $35,000 per year or such other amount as OSG pays "outside" directors for as long as Employee continues to hold at least 33% of the shares of OSG Common Stock held on the date of this Agreement.

 3. Employee shall be entitled to a lump-sum payment equal to the balance of the salary payments due to him under Section 3.01 of the Agreement, namely salary in the amount of $358,864 per annum through February 14, 1999, for a total payment of $403,722 plus accrued but unused vacation. Portions of this amount at Employee's salary rate shall be paid on normal payroll dates until the balance is paid upon the Closing of the Company's proposed high-yield Senior Subordinated Note offering, but in any event on or before March 31, 1998. In addition, Employee will continue to receive the automobile and the health insurance (which includes a life insurance benefit) benefits described at Section 3.04 of the Agreement for the remainder of the original employment term provided in the Agreement, i.e., until February 14, 1999 and will receive his pro-rata share of the Company's profit-sharing plan payment for the year ended December 31, 1997, when such amount is computed and paid in a manner consistent with prior years. At the termination of the original employment term under the Agreement, Employee's medical benefits may be continued after such date at Employee's expense so long as Employee serves as director of OSG.

 4. Any and all amounts paid to Employee pursuant to Paragraph 3 above are contingent upon Employee's compliance with the restrictive covenants in Sections 5.01 and 5.02 of the Agreement. Upon a breach by Employee of the covenants in either of these Sections, the Company's obligation to pay to Employee any of the amounts in Paragraph 3 will be extinguished.

 5. The amounts paid to Employee by the Company pursuant to Paragraph 3, above, represent the entire obligation of the Company to Employee under the Agreement, and any amendments or supplements thereto, and Employee has no entitlement under the Agreement, or any amendments or supplements thereto, to seek additional compensation from the Company.

 6. Except as expressly amended herein, the Agreement is expressly ratified and confirmed and all the covenants, agreements, terms, and conditions thereof shall remain in full force and effect.


                          (Signature Page Follows)

                     [SIGNATURE PAGE - AMENDMENT (LIM)]



 IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

                               "Employee"


                               /s/ Howard C. Lim
                               ------------------------------
                               HOWARD C. LIM

                               "Company"

                               AEROSOL SERVICES COMPANY, INC.


                               By: /s/ Joseph Sortais
                                  -----------------------------
                               Name: Joseph Sortais
                                     --------------------------
                               Its: Chief Financial Officer
                                   ----------------------------